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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Multiple Zones International, Inc. on form S-8 (File No. 333- 06961, File No. 333-13501 and File No. 333-25859) of our report dated February 10, 1998, on our audits of the consolidated financial statements of Multiple Zones International, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Form 10-K.


                                                COOPERS & LYBRAND L.L.P



Seattle, Washington
March 25, 1998




















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